UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report

                                  July 5, 2006

                              COMPUDYNE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)

        0-29798                                          23-1408659
        -------                                          ----------
(Commission File Number)                 (I.R.S. employer identification number)


     2530 Riva Road, Suite 201
       Annapolis, Maryland                                 21401
     -------------------------                             -----
(Address of principal executive office)                 (Zip code)

               Registrant's telephone number, including area code
                                 (410) 224-4415


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement

On July 5, 2006, CompuDyne Corporation (the "Company") terminated the Employment Agreement between the Company and Daniel A. Crawford, dated October 4, 2004 (the "Agreement"), in accordance with Item 4(d) of the Agreement. Per the terms of the Agreement, Mr. Crawford will continue to be employed at an adjusted annual salary of $315,000 until October 4, 2006.

Mr. Crawford has 20,000 vested stock options that will expire on November 3, 2006 if not exercised by that date.

The Agreement provides that Mr. Crawford's unvested stock options, totaling 100,000 shares, will vest on October 4, 2006 and will expire on January 2, 2007 if not exercised by that date.

The Agreement provided that Mr. Crawford would be employed by the Company until December 31, 2006 at a base salary of $300,000 per year, subject to adjustment. Mr. Crawford was also entitled to receive certain incentive compensation and other benefits during the term of his employment including an initial grant of stock options to purchase 100,000 shares of the Company's common stock as described in the Agreement.

The Agreement also provides that Mr. Crawford is restricted by confidentiality, non-competition and non-solicitation covenants for the duration of his employment by the Company and for a period of one year following termination. If Mr. Crawford's employment had been terminated for cause or at his election, Mr. Crawford would have been entitled to his salary and benefits through the last day of his employment and certain severance amounts determined by the term of his employment for the Company. Because Mr. Crawford's employment was terminated without cause under the Agreement, Mr. Crawford is entitled to his salary and benefits for the remaining term of the Agreement.


ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 5, 2006, the Company terminated Daniel A. Crawford as CEO/President of CompuDyne's wholly-owned subsidiary, CompuDyne-Public Safety & Justice, Inc. ("CPS&J"), as described under Item 1.02 above.

The Company also announced the appointment of Brad Wiggins, age 47, as interim CEO of CPS&J, effective July 5, 2006. Mr. Wiggins has served as the Company's Chief Operating Officer since May 17, 2006, and as President of the Company's Attack Protection segment since January 2005. From 2002 until 2004 Mr. Wiggins pursued personal interests. From 1999 until 2002 Mr. Wiggins was Managing Director at Owens Corning (India), Ltd.

In addition, the Company announced the appointment of Gary Bunyard, age 46, as interim President of CPS&J, effective July 6, 2006. Mr. Bunyard served as the President and Chief Executive Officer of Tiburon, Inc., the predecessor to CPS&J, from April 2003 until October 2004. Mr. Bunyard has been with CPS&J since 1990 and has also held several other executive positions within the company, including Vice President of Sales and Marketing, Chief Operating Officer, President of Tiburon Justice Systems and Vice President of Corrections and Justice Products. From February 2005 until the present, Mr. Bunyard pursued personal interests.

SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2006



                                COMPUDYNE CORPORATION



                                By: /s/ Geoffrey F. Feidelberg
                                    --------------------------
                                     Geoffrey F. Feidelberg
                                Its: Chief Financial Officer